UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement.

On April 14, 2011, Synta Pharmaceuticals Corp. (the “Company”) entered into common stock purchase agreements (the “Purchase Agreements”) with investors, with respect to the offer and sale by the Company (the “Offering”) of 7,191,731 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $4.89 per share (the “Offering Price”), which was the closing price on April 14, 2011.  Directors of the Company have agreed to purchase an aggregate of 1,581,493 of these shares.  The Offering is expected to close on or about April 20, 2011, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $34.8 million after deducting estimated expenses payable by the Company.

The Offering is being made pursuant to a prospectus supplement dated April 14, 2011 and an accompanying prospectus dated August 28, 2008, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-152833), which was filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2008 and declared effective by the Commission on August 28, 2008.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto. A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

The form of Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

ITEM 8.01                                       Other Events.

On April 15, 2011, the Company issued a press release announcing the Offering. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Common Stock Purchase Agreement, dated April 14, 2011, by and among Synta Pharmaceuticals Corp. and each of the Investors in the Offering.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Press Release, dated April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: April 15, 2011	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Common Stock Purchase Agreement, dated April 14, 2011, by and among Synta Pharmaceuticals Corp. and each of the Investors in the Offering.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Press Release, dated April 15, 2011.